As filed with the Securities and Exchange Commission on July 11, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SharpSpring, Inc.
(Exact name of registrant as specified in its charter)

Delaware	05-0502529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

304 West University Avenue, Gainesville, FL	32601
(Address of principal executive offices)	(Zip Code)

2010 Employee Stock Plan
(Full title of the plan)

Edward S. Lawton Chief Financial Officer 304 West University Avenue Gainesville, FL 32601 Telephone: 877-705-9362	Copy to: David M. Bovi, Esq. David M. Bovi, PA 2855 PGA Blvd., Suite 150 Palm Beach Gardens, FL 33410 Telephone: (561) 655-0665
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	300,000	$5.18	$1,554,000	$156.49

(1)	Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) and 457(h) of the Act on the basis of the average of the high and low prices of SharpSpring, Inc.’s Common Stock reported on the Nasdaq Capital Market on July 8, 2016.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by SharpSpring, Inc. f/k/a SMTP, Inc. (the “Company”) pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, to register an additional 300,000 shares of common stock, par value $0.001 per share (the “Common Stock”) which may be offered pursuant to the Company’s 2010 Employee Stock Plan, as amended (the “2010 Plan”). Previously, the Company registered 1,212,396 shares of Common Stock issuable under the 2010 Plan pursuant to the Company’s Registration Statement on Form S-8 (Registration No. 333-197652) filed with the Securities and Exchange Commission (the “Original Registration Statement”) on July 25, 2014. As a result of the Company filing this Registration Statement on Form S-8, the Company now has registered 1,512,396 shares of Common Stock issuable under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information contained in the Original Registration Statement is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Other than as set forth herein, the information contained in the Original Registration Statement is incorporated herein by reference.

Item 8. Exhibits.

Number	Description

4.1

SharpSpring, Inc. 2010 Employee Stock Plan, as amended (incorporated by reference to Appendix A to the Company’s Definitive Schedule 14A as filed with the Commission on April 15, 2016 and the Company’s Registration Statement on Form S-1 filed on December 2, 2010).

5.1	Opinion of Counsel*

23.1	Consent of David M. Bovi, P.A. (included in Exhibit 5.1)

23.2	Consent of McConnell & Jones LLP, independent registered public accounting firm*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gainesville, State of Florida, on July 11, 2016.

SMTP, INC.

By:	/s/ Richard A. Carlson
Richard A. Carlson
Chief Executive Officer,
Principal Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Richard A. Carlson	Chief Executive Officer, Principal Executive Officer, Director	July 11, 2016
Richard A. Carlson

/s/ Edward S. Lawton	Chief Financial Officer, Principal Financial Officer	July 11, 2016
Edward S. Lawton

/s/ Semyon Dukach	Chair of the Board of Directors	July 11, 2016
Semyon Dukach

/s/ Vadim Yasinovsky	Director	July 11, 2016
Vadim Yasinovsky

/s/ John L. Troost	Director	July 11, 2016
John L. Troost

/s/ David A. Buckel	Director	July 11, 2016
David A. Buckel

EXHIBIT INDEX

Number	Description

4.1	SharpSpring, Inc. 2010 Employee Stock Plan, as amended (incorporated by reference to Appendix A to the Company’s Definitive Schedule 14A as filed with the Commission on April 15, 2016 and the Company’s Registration Statement on Form S-1 filed on December 2, 2010).

5.1	Opinion of Counsel*

23.1	Consent of David M. Bovi, P.A. (included in Exhibit 5.1)

23.2	Consent of McConnell & Jones LLP, independent registered public accounting firm*

*Filed herewith